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                                    MORTGAGE


                         NEW JERSEY NATURAL GAS COMPANY



                                       To



                         HARRIS TRUST AND SAVINGS BANK,

                                   As Trustee


                          ___________________________


                      TWENTY-FOURTH SUPPLEMENTAL INDENTURE

                          Dated as of October 1, 1994

                          ___________________________

                   Supplemental to Indenture of Mortgage and
                       Deed of Trust Dated April 1, 1952



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Prepared by:               Sheri E. Bloomberg, Esq.
                           LeBoeuf, Lamb, Greene & MacRae
                           125 West 55th Street
                           New York, New York  10019

                                    MORTGAGE

     TWENTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of October 1, 1994, between NEW JERSEY NATURAL GAS COMPANY, a corporation organized and existing under the laws of the State of New Jersey (hereinafter called the "Company"), having its principal office at 1415 Wyckoff Road, Wall, New Jersey, party of the first part, and HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois and authorized to accept and execute trusts (hereinafter called the "Trustee"), having its principal office at 111 West Monroe Street, Chicago, Illinois, as Trustee under the Indenture of Mortgage and Deed of Trust hereinafter mentioned, party of the second part.

     WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust dated April 1, 1952 (hereinafter sometimes called the "Original Indenture") to secure the payment of the principal of and the interest and premium (if any) on all Bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Bonds are to be issued thereunder; and

     WHEREAS, the Company thereafter executed and delivered to the Trustee its First Supplemental Indenture dated February 1, 1958, its Second Supplemental Indenture dated December 1, 1960, its Third Supplemental Indenture dated July 1, 1962, its Fourth Supplemental Indenture dated September 1, 1962, its Fifth Supplemental Indenture dated December 1, 1963, its Sixth Supplemental Indenture dated June 1, 1966, its Seventh Supplemental Indenture dated October 1, 1970, its Eighth Supplemental Indenture dated May 1, 1975, its Ninth Supplemental Indenture dated February 1, 1977, its Tenth Supplemental Indenture dated as of September 1, 1980, its Eleventh Supplemental Indenture dated as of September 1, 1983, its Twelfth Supplemental Indenture dated as of August 1, 1984, its Thirteenth Supplemental Indenture dated as of September 1, 1985, its Fourteenth Supplemental Indenture dated as of May 1, 1986, its Fifteenth Supplemental Indenture dated as of March 1, 1987, its Sixteenth Supplemental Indenture dated as of December 1, 1987, its Seventeenth Supplemental Indenture dated as of June 1, 1988, its Eighteenth Supplemental Indenture dated as of June 1, 1989, its Nineteenth Supplemental Indenture dated as of March 1, 1991, its Twentieth Supplemental Indenture dated as of December 1, 1992, its Twenty-First Supplemental Indenture dated as of
August 1, 1993, its Twenty-Second Supplemental Indenture dated as of October 1, 1993 and its Twenty-Third Supplemental Indenture dated as of August 15, 1994, supplementing and amending the Original Indenture; and

     WHEREAS, Bonds in the aggregate principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) were issued under and in accordance with the terms of the Original Indenture, as an initial series designated "First Mortgage Bonds,
                                      -2-

4-1/4% Series A due 1977", herein sometimes called "1977 Series A Bonds", which 1977 Series A Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First Supplemental Indenture, as a second series designated "First Mortgage Bonds, 5% Series B due 1983", herein sometimes called "1983 Series B Bonds", which 1983 Series B Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Four Million Dollars ($4,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture, as a third series designated "First Mortgage Bonds, 5-1/8% Series C due 1985", herein sometimes called "1985 Series C Bonds", which 1985 Series C Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Five Million Dollars ($5,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Fourth Supplemental Indentures, inclusive, as a fourth series designated "First Mortgage Bonds, 4-7/8% Series D due 1987", herein sometimes called "1987 Series D Bonds", which 1987 Series D Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Fifth Supplemental Indentures, inclusive, as a fifth series designated "First Mortgage Bonds, 4-3/4% Series E due 1988", herein sometimes called "1988 Series E Bonds", which 1988 Series E Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Seventh Supplemental Indentures, inclusive, as a sixth series designated "First Mortgage Bonds, 9-1/4% Series F due 1995", herein sometimes called "1995 Series F Bonds", which 1995 Series F Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Dollars ($10,000,000) were issued under and in accordance with the terms of the Original Indenture, as
                                      -3-
supplemented and amended by the First through the Eighth Supplemental Indentures, inclusive, as a seventh series designated "First Mortgage Bonds, 10% Series G due 1987", herein sometimes called "1987 Series G Bonds", which 1987 Series G Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Dollars ($10,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Ninth Supplemental Indentures, inclusive, as an eighth series designated "First Mortgage Bonds, 9% Series H due 1992", herein sometimes called "1992 Series H Bonds", which 1992 Series H Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Tenth Supplemental Indentures, inclusive, as a ninth series designated "First Mortgage Bonds, 9-1/8% Series J due 2000", herein sometimes called "2000 Series J Bonds", which 2000 Series J Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Three Hundred Thousand Dollars ($10,300,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Eleventh Supplemental Indentures, inclusive, as a tenth series designated "First Mortgage Bonds, 10-3/8% Series K due 2013", herein sometimes called "2013 Series K Bonds", which 2013 Series K Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twelfth Supplemental Indentures, inclusive, as an eleventh series designated "First Mortgage Bonds, 10-1/2% Series L due 2014", herein sometimes called "2014 Series L Bonds", which 2014 Series L Bonds have since been paid and redeemed by the Company; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Twelve Million Dollars ($12,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Thirteenth Supplemental Indentures, inclusive, as a twelfth series designated "First Mortgage Bonds, 10.85% Series M due 2000", herein sometimes called "2000 Series M Bonds", of which Seven

Million Two Hundred Thousand Dollars ($7,200,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Dollars ($10,000,000) were issued under and in accordance with the terms of the Original Indenture as supplemented and amended by the First through the Fourteenth Supplemental Indentures, inclusive, as a thirteenth series designated "First Mortgage Bonds, 10% Series N due 2001", herein sometimes called "2001 Series N Bonds", of which Seven Million Dollars ($7,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Fifteenth Supplemental Indentures, inclusive, as a fourteenth series designated "First Mortgage Bonds, 8.50% Series P due 2002", herein sometimes called "2002 Series P Bonds", of which Ten Million Nine Hundred Nine Thousand and Two Hundred Dollars ($10,909,200) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Thirteen Million Five Hundred Thousand Dollars ($13,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Sixteenth Supplemental Indentures, inclusive, as a fifteenth series designated "First Mortgage Bonds, 9% Series Q due 2017", herein sometimes called "2017 Series Q Bonds", of which Thirteen Million Five Hundred Thousand Dollars ($13,500,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Seventeenth Supplemental Indentures, inclusive, as a sixteenth series designated "First Mortgage Bonds, 8.50% Series R due 2018", herein sometimes called "2018 Series R Bonds", of which Twenty Five Million Dollars ($25,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty Million Dollars ($20,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Eighteenth Supplemental Indentures, inclusive, as a seventeenth series designated "First Mortgage Bonds, 10.10% Series S due 2009", herein sometimes called "2009 Series S Bonds", of which Twenty

Million Dollars ($20,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Nineteenth Supplemental Indentures, inclusive, as an eighteenth series designated "First Mortgage Bonds, 7.05% Series T due 2016", herein sometimes called "2016 Series T Bonds", of which Nine Million Five Hundred Forty-Five Thousand Dollars ($9,545,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Fifteen Million Dollars ($15,000,000) were authorized, of which Fifteen Million Dollars ($15,000,000) have been issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Nineteenth Supplemental Indentures, inclusive, as a nineteenth series designated "First Mortgage Bonds, 7.25% Series U due 2021", herein sometimes called "2021 Series U Bonds", of which Fifteen Million Dollars ($15,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twentieth Supplemental Indentures, inclusive, as a twentieth series designated "First Mortgage Bonds, 7.50% Series V due 2002", herein sometimes called "2002 Series V Bonds", of which Twenty Five Million Dollars ($25,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Three Hundred Thousand Dollars ($10,300,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-First Supplemental Indentures, inclusive, as a twenty-first series designated "First Mortgage Bonds, 5-3/8% Series W due 2023", herein sometimes called "2023 Series W Bonds", of which Ten Million Three Hundred Thousand Dollars ($10,300,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Thirty Million Dollars ($30,000,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through the Twenty-Second Supplemental Indentures, inclusive, as a twenty-second series designated "First Mortgage Bonds, 6.27% Series X due 2008", herein sometimes called "2008 Series X Bonds", of which Thirty

Million Dollars ($30,000,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, thereafter Bonds in the aggregate principal amount of Ten Million Five Hundred Thousand Dollars ($10,500,000) were issued under and in accordance with the terms of the Original Indenture, as supplemented and amended by the First through Twenty-Third Supplemental Indentures, inclusive, as a twenty-third series designated "First Mortgage Bonds, 6.25% Series Y due 2024", herein sometimes called "2024 Series Y Bonds", of which Ten Million Five Hundred Thousand Dollars ($10,500,000) in principal amount are outstanding at the date hereof; and

     WHEREAS, the Original Indenture provides that, subject to certain exceptions not presently relevant, such changes in or additions to the provisions of the Indenture (the term "Indenture" and other terms used herein having the meanings assigned thereto in the Original Indenture except as herein expressly modified) may be made to add to the covenants and agreements of the Company in the Indenture contained other covenants and agreements thereafter to be observed by the Company; and to provide for the creation of any series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series as in the Indenture provided or permitted; and

     WHEREAS, the Indenture further provides that the Company and the Trustee may enter into indentures supplemental to the Indenture to convey, transfer and assign unto the Trustee and to subject to the lien of the Indenture additional properties acquired by the Company; and

     WHEREAS, the Company has duly determined to create a twenty-fourth series of Bonds, to be known as "First Mortgage Bonds, 8.25% Series Z due 2004", herein sometimes called "2004 Series Z Bonds", all as herein provided, and to add to the covenants and agreements contained in the Indenture the covenants and agreements hereinafter set forth; and

     WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors (including the Executive Committee thereof), has duly resolved and determined to make, execute and deliver to the Trustee a Twenty-Fourth Supplemental Indenture in the form hereof for the purposes herein provided; and

     WHEREAS, all conditions and requirements necessary to make this Twenty-Fourth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That NEW JERSEY NATURAL GAS COMPANY, by way of further assurance and in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of principal of and any premium which may be due and payable on and the interest on all Bonds at any time issued and outstanding under the Indenture according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto the party of the second part, and to its successors in the trust, and to it and its assigns forever, and has granted and does hereby grant thereunto a security interest in, all of the property, real, personal and mixed, now owned by the Company and situated in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, or wherever situate (except property specifically excepted from the lien of the Indenture by the terms of the Indenture) and also all of the property, real, personal and mixed, hereafter acquired by the Company wherever situate (except property specifically excepted from the lien of the Indenture by the terms of the Indenture), including both as to property now owned and property hereafter acquired, without in anywise limiting or impairing the enumeration of the same, the scope and intent of the foregoing or of any general or specific description contained in the Indenture, the following:


                                       I.

                                   FRANCHISES

     All and singular, the franchises, grants, permits, immunities, privileges and rights of the Company owned and held by it at the date of the execution hereof or hereafter acquired for the construction, maintenance, and operation of the gas plants and systems now or hereafter subject to the lien hereof, as well as all certificates, franchises, grants, permits, immunities, privileges, and rights of the Company used or useful in the operation of the property now or hereafter mortgaged hereunder, including all and singular the franchises, grants, permits, immunities, privileges, and rights of the Company granted by the governing authorities of any municipalities or other political subdivisions and all renewals, extensions and modifications of said certificates, franchises, grants, permits, privileges, and rights or any of them.


                                      II.

                 GAS DISTRIBUTION SYSTEMS AND RELATED PROPERTY

     All gas generating plants, gas storage plants and gas manufacturing plants of the Company, all the buildings, erections, structures, generating and purifying apparatus,holders, engines, boilers, benches, retorts, tanks, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the generation, manufacturing and purifying of gas, together with the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, and sites forming a part of such plants or any of them or occupied, enjoyed or used in connection therewith.

     All gas distribution or gas transmission systems of the Company, all buildings, erections, structures, generating and purifying apparatus, holders, engines, boilers, benches, retorts, tanks, pipe lines, connections, service pipes, meters, conduits, tools, instruments, appliances, apparatus, facilities, machinery, fixtures, and all other property used or provided for use in the construction, maintenance, repair or operations of such distribution or transmission systems, together with all the certificates, rights, privileges, rights-of-way, franchises, licenses, easements, grants, liberties, immunities, permits of the Company, howsoever conferred or acquired, under, over, or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation. Without limiting the generality of the foregoing, there are expressly included the gas distribution or gas transmission systems located in the Counties of Burlington, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Sussex in the State of New Jersey, and in the following municipalities in said State and Counties: Aberdeen Township (formerly Matawan Township), Allenhurst Borough, City of Asbury Park, Atlantic Highlands Borough, Avon Borough, Barnegat Light Borough, Barnegat Township (formerly named Union Township), Bay Head Borough, Beach Haven Borough, Beachwood Borough, Belmar Borough, Berkeley Township, Boonton Town, Boonton Township, Bradley Beach Borough, Brick Township, Brielle Borough, Colts Neck Township, Deal Borough, Denville Township, Dover Town, Dover Township, Eagleswood Township, East Brunswick Township, Eatontown Borough, Englishtown Borough, Fair Haven Borough, Farmingdale Borough, Franklin Township in Somerset County, Freehold Borough, Freehold Township, Hanover Township, Harvey Cedars Borough, Hazlet Township, Highlands Borough, Holmdel Township, Hopatcong Borough, Howell Township, Interlaken Borough, Island Heights Borough, Jackson Township, Jefferson Township, Keansburg Borough, Keyport

Borough, Lacey Township, Lakehurst Borough, Lakewood Township, Lavallette Borough, Lincoln Park Borough, Little Egg Harbor Township, Little Silver Borough, Loch Arbour Village, Long Beach Township, Long Branch City, Manalapan Township, Manasquan Borough, Manchester Township, Mantoloking Borough, Marlboro Township, Matawan Borough, Middletown Township, Milltown Borough, Mine Hill Township, Monmouth Beach Borough, Monroe Township, Montville Township, Morris Plains Borough, Mount Arlington Borough, Mount Olive Township, Mountain Lakes Borough, Neptune City Borough, Neptune Township, Netcong Borough, New Brunswick City, North Brunswick Township, Ocean Township in Monmouth County, Ocean Township in Ocean County, Ocean Gate Borough, Oceanport Borough, Old Bridge Township (formerly named Madison Township), Parsippany-Troy Hills Township, Pine Beach Borough, Point Pleasant Borough, Point Pleasant Beach Borough, Randolph Township, Red Bank Borough, Rockaway Borough, Rockaway Township, Roxbury Township, Rumson Borough, Sayreville Borough, Sea Bright Borough, Sea Girt Borough, Seaside Heights Borough, Seaside Park Borough, Ship Bottom Borough, Shrewsbury Borough, Shrewsbury Township, South Belmar Borough, South Brunswick Township, South River Borough, South Toms River Borough, Spring Lake Borough, Spring Lake Heights Borough, Stafford Township, Surf City Borough, Tinton Falls Borough (formerly named New Shrewsbury Borough), Tuckerton Borough, Union Beach Borough, Union Township, Victory Gardens Borough, Wall Township, Washington Township in Burlington County, Washington Township in Morris County, West Long Branch Borough, West Milford Township and Wharton Borough.


                                      III.

                                   CONTRACTS

     All of the Company's right, title and interest in and under all contracts, licenses or leases for the purchase of gas, either in effect at the date of execution hereof or hereafter made and any extension or renewal thereof.

     TOGETHER WITH ALL AND SINGULAR the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the Trust Estate, or any part thereof, with the reversion or reversions, remainder and remainders, rents, issues, income and profits thereof, and all the right, title, interest and claim whatsoever, at law or in equity, which the Company now has or which it may hereafter acquire in and to the Trust Estate and every part and parcel thereof.

     TO HAVE AND TO HOLD the Trust Estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining, unto the Trustee and its successors and assigns forever;

     SUBJECT, HOWEVER, as to property hereby conveyed, to Permitted
Encumbrances;

     BUT IN TRUST, NEVERTHELESS, under and subject to the terms and conditions hereafter set forth, for the equal and proportionate use, benefit, security and protection of each and every person and corporation who may be or become the holders of the Bonds and coupons hereby secured, if any, without preference, priority or distinction as to the lien or otherwise of one Bond or coupon over or from the others by reason of priority in the issue or negotiation thereof, or by reason of the date of maturity thereof, or otherwise (except as any sinking, amortization, improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture, may afford additional security for the Bonds of any particular series and except as provided in [section]9.02 of the Indenture), and for securing the observance and performance of all the terms, provisions and conditions of the Indenture.

     THIS INDENTURE FURTHER WITNESSETH, that the Company has agreed and covenanted, and hereby does agree and covenant, with the Trustee and its successors and assigns and with the respective holders from time to time of the Bonds and coupons, or any thereof, as follows:


                                   ARTICLE I.

                        CERTAIN AMENDMENTS OF INDENTURE

     s.1.1. The Original Indenture, as heretofore amended, be and it hereby is further amended in the following respects, the section numbers specified below being the sections of the Indenture in which such amendments occur:

     s.1.01. The following definition be and it hereby is added immediately after the twenty-fourth sentence of s.1.01B:

     "'TWENTY-FOURTH SUPPLEMENTAL INDENTURE' shall mean the Supplemental Indenture dated as of October 1, 1994, supplemental to the Indenture."

     s.1.01. The following definition be and it hereby is added immediately after the twenty-fifth sentence of s.1.01F:

     "'2004 SERIES Z BOND' shall mean one of the First Mortgage Bonds, 8.25% Series Z due 2004, issued hereunder."

     s.2.11. The following be and it hereby is added at the end of s.2.11:

     "No charge except for taxes or governmental charges shall be made against any holder of any 2004 Series Z Bond for the exchange, transfer or registration of transfer thereof."

     s.8.08. The period at the end of the first paragraph of s.8.08 be and it hereby is deleted and the following words and figures be and they hereby are added thereto:

     ", and the 2004 Series Z Bonds shall be redeemed at the redemption price specified in s.10.65."

     s.12.1. Article Two of the Original Indenture is amended to add a new
Section 2.13, which reads in its entirety as follows:

     SECTION 2.13. Securities Issuable in the Form of Global Securities. 01 If the Company shall establish pursuant to Section 2.02 that the Securities of a particular series are to be issued in whole or in part as one or more Global Securities, then the Company shall execute, and the Trustee shall, in accordance with Section 2.08 and the Company Order delivered to the Trustee thereunder, authenticate and make available for delivery, one or more Global Securities which (i) shall represent an aggregate principal amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by one or more Global Securities, (ii) shall be registered in the name of the Depository or its nominee, (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect: "Except as otherwise provided in
Section 2.13 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository."

     02 Notwithstanding any provision of Section 2.10, any Global Security of a series may be transferred, in whole but not in part, and in the manner provided in Section 2.10, only to another nominee of the Depository for such series, or to a successor Depository for such series selected or approved by the Company or to a nominee of such successor Depository.

     03 If at any time the Depository for Securities of a series notifies the Company that it is unwilling or unable to continue as Depository for Securities of such series or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, or other applicable statute or regulation, and a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.13 shall no longer be applicable to the Securities of such series and the Company will execute, and the Trustee, upon receipt of an Company Order for the authentication and delivery of individual Securities of such series, will authenticate and make available for delivery, Securities of such series, in authorized denominations, and in an aggregate principal amount equal to the aggregate principal amount of the Global Security or Global Securities of such series in exchange for such Global Security or Global Securities.

     The Company may at any time determine that Securities of any series shall no longer be represented by one or more Global Securities and that the provisions of this Section 2.13 shall no longer apply to the Securities of such series. In such event the Company will execute and the Trustee, upon receipt of an Company Order for the authentication and delivery of individual Securities of such series, will authenticate and make available for delivery Securities of such series, in authorized denominations, and in an aggregate principal amount equal to the aggregate principal amount of the Global Security or Global Securities of such series in exchange for such Global Security.

     If specified by the Company pursuant to Section 2.02 with respect to a series of Securities, the Depository for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for individual Securities of such series on such terms as are acceptable to the Company and such Depository. Thereupon, the Company shall execute, and the Trustee shall authenticate and make available for delivery, without service charge,

          (a) to each person specified by such Depository a new individual Security or Securities of the same series, of any authorized denomination as requested by such person in aggregate principal amount equal to and in exchange for such persons' beneficial interest in the Global Security; and

          (b) to such Depository a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Securities delivered to Holders thereof.

     In any exchange provided for in any of the preceding paragraphs of this
Section 2.13, the Company will execute and the Trustee will authenticate and make available for delivery individual Securities in registered form in authorized denominations.

     Upon the exchange of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.

The Trustee shall make such Securities available for delivery to the persons in whose names such Securities are so registered.


                                  ARTICLE II.

                              2004 SERIES Z BONDS

     s.2.1. There shall be a twenty-fourth series of Bonds, known as and entitled "First Mortgage Bonds, 8.25% Series Z due 2004" or "First Mortgage Bonds, 8.25% Series Z" (herein and in the Indenture referred to as the "2004 Series Z Bonds"), and the form thereof shall contain suitable provisions with respect to the matters hereinafter in this Section specified and shall in other respects be substantially as set forth in the preambles to the Original Indenture.

     The aggregate principal amount of 2004 Series Z Bonds which may be authenticated and delivered and outstanding under the Indenture is Twenty-Five Million Dollars ($25,000,000).

     The 2004 Series Z Bonds shall bear interest at the rate of 8.25% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, and shall mature on October 1, 2004, subject to prior redemption as described herein.

     The 2004 Series Z Bonds shall be in the form of registered Bonds without coupons of denominations of Five Thousand Dollars ($5,000) and any integral multiple thereof which may be authorized by the Company, the issue of a registered Bond without coupons in any such denomination to be conclusive evidence of such authorization. The 2004 Series Z Bonds shall be dated as provided in s.2.05 of the Indenture. All 2004 Series Z Bonds shall bear interest from their respective dates, such interest to be payable, upon the terms of and otherwise in accordance with the 2004 Series Z Bonds, semiannually on the first day of April and October in each year, the first interest payment date being April 1, 1995. The principal of and the premium, if any, and interest on the 2004 Series Z Bonds shall be payable at the principal office of the Trustee, in the City of Chicago, Illinois, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

     Notwithstanding any other provision of the Indenture or of the 2004 Series Z Bonds, payments of the principal of and the premium, if any, and interest on any 2004 Series Z Bond may be made directly to the registered holder thereof without presentation or surrender thereof or the making of any notation thereon if there shall be filed with the Trustee a Certificate of the Company to the effect that such registered holder (or the person for whom such registered holder is a nominee) and the Company have entered into a written agreement that payment shall be so made; provided, however, that before such registered holder transfers or otherwise disposes of any 2004 Series Z Bond, such registered holder will, at its election, either endorse thereon (or on a paper annexed thereto) the principal amount thereof redeemed and the last date to which interest has been paid thereon or make such Bond available to the Company at the principal office of the Trustee for the purpose of making such endorsement thereon.

     The 2004 Series Z Bonds shall not be subject to redemption at the option of the Company, but shall be subject to mandatory redemption pursuant to s.8.08 of the Indenture in the manner provided in the applicable provisions of Article Ten of the Indenture, as amended by Article III of this Supplemental Indenture.

     The 2004 Series Z Bonds shall be excluded from the benefits of, and shall not be subject to redemption through the operation of, a Mandatory Sinking Fund pursuant to s.11.02 of the Indenture and shall also be excluded from the benefits of the covenants of s.9.08 and s.11.01 of the Indenture. Each holder of a 2004 Series Z Bond consents and shall be deemed to have consented to the substance of the amendment to s.9.08 of the Indenture as set forth in Article IV of this Supplemental Indenture. Such consent shall constitute a fundamental term of the 2004 Series Z Bonds and this Supplemental Indenture.

     Notwithstanding the provisions of s.10.04 or any other provision of the Indenture, the selection of 2004 Series Z Bonds to be redeemed shall, in case fewer than all of the outstanding 2004 Series Z Bonds are to be redeemed, be made by the Trustee pro rata (to the nearest multiple of Five Thousand Dollars ($5,000)) among the registered holders of the 2004 Series Z Bonds in proportion, as nearly as practicable, to the respective unpaid principal amounts of 2004 Series Z Bonds registered in the names of such holders, with adjustments, to the extent practicable, to compensate for any prior redemption not made exactly in such proportion (or otherwise as may be specified by a written order signed by the registered holders of all outstanding 2004 Series Z Bonds).

     The definitive 2004 Series Z Bonds may be issued in the form of engraved Bonds or Bonds printed or lithographed on steel engraved borders or Bonds in typed form on normal bond paper. Subject to the foregoing provisions of this Section and the provisions of s.2.11 of the Indenture, all definitive 2004 Series Z Bonds shall be fully exchangeable for other Bonds of the same series, of like aggregate principal amounts, and, upon surrender to the Trustee at its principal office, shall be exchangeable for other Bonds of the same series of a different authorized denomination or denominations, as requested by the holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, registered Bonds without coupons, whenever the same shall be required for any such exchange.

     s.2.2. 2004 Series Z Bonds in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) may forthwith upon the execution and delivery of this Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee, and shall thereupon be authenticated and delivered by the Trustee upon compliance by the Company with the provisions of Articles Four, Five or Six of the Indenture, without awaiting the filing or recording of this Supplemental Indenture. No additional 2004 Series Z Bonds shall be issued under Article Four, Five or Six without the consent in writing of the holders of all the outstanding 2004 Series Z Bonds.


                                  ARTICLE III.

                     REDEMPTION OF THE 2004 SERIES Z BONDS

     s.3.1. The following s.10.65 be and it hereby is added to Article Ten of the Indenture:

     "s.10.65. In the case of the redemption of 2004 Series Z Bonds out of moneys deposited with the Trustee pursuant to s.8.08, such 2004 Series Z Bonds shall, upon compliance with provisions of s.10.04, and subject to the provisions of s.2.1 of the Twenty-Fourth Supplemental Indenture, be redeemable at the principal amounts thereof, together with interest accrued thereon to the date fixed for redemption, without premium."


                                  ARTICLE IV.

                              CONSENT TO AMENDMENT

     s.4.1. Each holder of a 2004 Series Z Bond, by holding such 2004 Series Z Bond, and as a fundamental term of the 2004 Series Z Bonds and this Supplemental Indenture, consents and shall be deemed to have consented to the substance of the following amendment to s.9.08 of the Indenture (the 2004 Series Z Bonds being excluded from the benefit of the covenants in said s.9.08 by operation of
s.2.1 of this Supplemental Indenture):

     "Section 9.08 of the Indenture including all indentures supplemental thereto (in particular, but without limitation, the Thirteenth, Fourteenth, Fifteenth and Eighteenth Supplemental Indentures) is hereby amended by deleting subparagraph (1) thereof and inserting in its stead the following:

     (1) The Company may make Stock Payments if and to the extent that, after giving effect thereto, the aggregate amount of all Stock Payments for the period from October 1, 1993 to and including the date of the Stock Payment in question will not exceed the sum of (or difference between, in the event of a loss) $50,000,000 and the Net Earnings (or loss) of the Company for such period, taken as one accounting period."

     The foregoing consent shall be irrevocable, shall be continuing and in effect at all times and shall be deemed to be "concurrent" (within the meaning of s.13.01 of the Indenture) with the writings relating to the foregoing amendment by or on behalf of all other Bondholders. Further, the foregoing consent shall survive any transfer, exchange or substitution of any 2004 Series Z Bond and shall bind all holders thereof and such holders' transferees, successors, assigns, heirs and legatees. Each holder of a 2004 Series Z Bond (and such holder's transferees, successors, assigns, heirs and legatees), by holding such 2004 Series Z Bond, authorizes and shall be deemed to have authorized the Trustee to sign, in the name of all holders of the 2004 Series Z Bonds, any consent or authorization deemed necessary or desirable in the discretion of the Trustee to evidence the foregoing consent (it being understood and agreed, however, that this s.4.1 shall constitute, for all purposes of the Indenture, the written consent by the holders of the 2004 Series Z Bonds to the foregoing amendment without further act or instrument).


                                   ARTICLE V.

                                 MISCELLANEOUS

     s.5.1. The Company is lawfully seized and possessed of all the real estate, franchises and other property described or referred to in the Indenture (except properties released from the lien of the Indenture pursuant to the provisions thereof) as presently mortgaged, subject to the exceptions stated therein, such real estate, franchises and other property are free and clear of any lien prior to the lien of the Indenture except as set forth in the Granting Clauses of the Indenture and the Company has good right and lawful authority to mortgage the same as provided in and by the Indenture.

     s.5.2. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture, and this Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length.

     s.5.3. The terms used in this Supplemental Indenture shall have the meanings assigned thereto in the Indenture. Reference by number in this Supplemental Indenture to Articles or Sections shall be construed as referring to Articles or Sections contained in the Indenture, unless otherwise stated.

     s.5.4. As amended and modified by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     s.5.5. Neither the approval by the Board of Public Utilities of the State of New Jersey of the execution and delivery of this Supplemental Indenture nor the approval by said Board of the issue of any Bonds under the Indenture shall in any way be construed as the approval by said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey; nor shall approval by said Board of the issue of any Bonds under the Indenture bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of Bonds under the Indenture or otherwise.

     s.5.6. This Supplemental Indenture may be executed in any number of counterparts and all said counterparts executed and delivered each as an original shall constitute but one and the same instrument.


              [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     NEW JERSEY NATURAL GAS COMPANY HEREBY DECLARES THAT IT HAS READ THIS TWENTY-FOURTH SUPPLEMENTAL INDENTURE, HAS RECEIVED A COMPLETELY FILLED-IN TRUE COPY OF IT WITHOUT CHARGE AND HAS SIGNED THIS TWENTY-FOURTH SUPPLEMENTAL INDENTURE ON THE DATE CONTAINED IN ITS ACKNOWLEDGMENT HEREOF.

     IN WITNESS WHEREOF, NEW JERSEY NATURAL GAS COMPANY, party of the first part, has caused these presents to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and HARRIS TRUST AND SAVINGS BANK, party of the second part, in evidence of its acceptance of the trust hereby created, has caused these presents to be signed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries.


                                          NEW JERSEY NATURAL GAS COMPANY


                                          By___________________________________
                                            Name: F.X. Colford
                                            Title: Senior Vice President

[Corporate Seal]

Attest:



- - ----------------------------------
         Oleta J. Harden
         Secretary


Signed, sealed and delivered by
NEW JERSEY NATURAL GAS COMPANY
in the presence of:


- - ----------------------------------
Name:


- - ----------------------------------
Name:

                                                 HARRIS TRUST AND SAVINGS BANK,
                                                                     as Trustee


                                                 By____________________________
                                                   Name:   J. Bartolini
                                                   Title:  Vice President


[Corporate Seal]

Attest:


- - ----------------------------------
Name:
Title:


Signed, sealed and delivered by
HARRIS TRUST AND SAVINGS BANK
in the presence of:


- - ----------------------------------
Name:


- - ----------------------------------
Name:

STATE OF NEW JERSEY:
                       SS:
COUNTY OF MONMOUTH :

     BE IT REMEMBERED that on this ___ day of October 1994, before me, the subscriber, a Notary Public of the State of New Jersey, and I hereby certify that I am such a Notary Public as witness my hand, personally appeared Oleta J. Harden to me known who, being by me duly sworn according to law, on her oath, does depose and make proof to my satisfaction that she is the Secretary of NEW JERSEY NATURAL GAS COMPANY, the grantor or mortgagor in the foregoing Supplemental Indenture named; that she well knows the seal of said corporation; that the seal affixed to said Supplemental Indenture is the corporate seal of said corporation, and that it was so affixed in pursuance of resolutions of the Board of Directors (including the Executive Committee of said Board) of said corporation; that F.X. Colford is the Senior Vice President of said corporation; that she saw said F.X. Colford, as such Senior Vice President, affix said seal thereto, sign and deliver said Supplemental Indenture, and heard him declare that he signed, sealed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolutions, and that this deponent signed her name thereto, at the same time, as attesting witness.


                                                     --------------------------
                                                     Oleta J. Harden
                                                     Secretary


Subscribed and sworn to before me,
a Notary Public of the State of
New Jersey, at Wall, New Jersey,
the day and year aforesaid.


- - ------------------------------------
Name: Timothy C. Hearne
      Notary Public of the
      State of New Jersey

STATE OF ILLINOIS:
                     SS:
COUNTY OF COOK   :


     BE IT REMEMBERED that on this ____ day of October 1994, before me, the subscriber, a Notary Public of the State of Illinois, personally appeared M. Onischak to me known who, being by me duly sworn according to law, on her oath, does depose and make proof to my satisfaction that she is an Assistant Secretary of HARRIS TRUST AND SAVINGS BANK, the grantee or mortgagee and trustee in the foregoing Supplemental Indenture named; that she well knows the seal of said corporation; that the seal affixed to said Supplemental Indenture is the corporate seal of said corporation, and that it was so affixed in pursuance of a resolution of the Board of Directors of said corporation; that J. Bartolini is a Vice President of said corporation; that she saw said J. Bartolini as such Vice President affix said seal thereto, sign and deliver said Supplemental Indenture, and heard said J. Bartolini declare that she signed, sealed and delivered the same as the voluntary act and deed of said corporation, in pursuance of said resolution, and that this deponent signed her name thereto, at the same time, as attesting witness.


                                                     ---------------------------
                                                     Name: M. Onischak
                                                     Title: Assistant Secretary

Subscribed and sworn to before
me a Notary Public of the State
of Illinois at Chicago, the day
and year aforesaid.



- - --------------------------------------
Notary Public of the State of Illinois

[SEAL]